                                                                   Exhibit 10.23

                                  FRESENIUS AG
                              FRESENIUS USA, INC.

                                                                     May 8, 1996

W. R. Grace & Co.
One Town Center Road
Boca Raton, FL 33486-1010

Ladies and Gentlemen:

     We refer to the Agreement and Plan of Reorganization dated as of February 4, 1996 (the "Agreement") by and between W. R. Grace & Co. ("Grace") and Fresenius AG ("Fresenius AG") and confirm our agreement as follows:

          1. In each of (a) clause (iii) of the proviso to paragraph (e) of
     Section 4.2 of the Agreement and (b) the second sentence of section 2.3(a) of Exhibit D to the Agreement, the figure "50.3%" shall be substituted for the figure "51%."

          2. Subject to the terms of paragraph 6 hereof, and on the condition that no more than 70 million Newco Ordinary Shares are outstanding immediately following consummation of the Reorganization, in accordance with Section 4.2(e) of the Agreement, Fresenius AG hereby notifies Grace that the Fresenius USA Consideration Per Share shall be equal to 0.37067735 Newco Ordinary Shares.

          3. Subject to the terms of paragraph 6 hereof and Section 9.1 of the Agreement, in accordance with Section 9.13 of the Agreement, Fresenius USA hereby undertakes the obligations contained therein as a party and, for itself, makes directly to Grace the representations and warranties contained in the Agreement with respect to itself.

          4. Subject to the terms of Section 9.1 of the Agreement, Fresenius USA hereby represents and warrants to Grace that subject only to the receipt of the requisite approval of its shareholders, Fresenius USA has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform each Transaction Agreement to which it is a party and to consummate the transactions contemplated by the Agreement and the Transaction Agreements including, without limitation, the approval of the Board of Directors of Fresenius USA and the resolution of the Board of Directors of Fresenius USA to recommend the transactions contemplated by the Agreement and the Transaction Agreements for approval by Fresenius USA shareholders, subject to their fiduciary duties.

          5. All notices, requests, claims, demands and other communications to Fresenius USA under the Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in the manner set forth in the Agreement, addressed as follows:

           Fresenius USA, Inc.
           2637 Shadelands Drive
           Walnut Creek, CA 94598
           Attn: Dr. Ben Lipps
           Fax: (510) 988-1941

           with copies to:

           Ropes & Gray
           One International Place
           Boston, MA 02110-2624
           Attn: Winthrop G. Minot, Esq.
           Fax: (617) 951-7051

                                                                   Exhibit 10.23

W. R. Grace & Co.
May 8, 1996
Page 2

           and

           O'Melveny & Myers
           Citicorp Center
           153 East 53rd Street
           New York, NY 10022-4611
           Attn: Dr. Ulrich Wagner
           Fax: (212) 326-2061

          6. If there shall be in excess of 9,253,331 Fresenius USA Common Share Equivalents outstanding immediately prior to the effective time of the Fresenius USA Merger, the terms of paragraphs 2, 3 and 4 hereof shall be automatically void and of no further force or effect, without any action on the part of any party hereto.

          7. Terms capitalized but not defined in this letter shall have the meanings ascribed to them in the Agreement.

          8. This letter agreement may be executed in several counterparts, each of which shall be an original and all of which shall be deemed to be one and the same Agreement.

          9. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                   Exhibit 10.23

     Please confirm your agreement to the foregoing by executing duplicate copies of this letter and returning one executed copy to each of Fresenius AG and Fresenius USA.

                                          Very truly yours,


                                          FRESENIUS AG


                                          By: /s/  GERD KRICK
                                            ------------------------------------
                                            Name: Gerd Krick
                                            Title: Chief Executive Officer


                                          By: /s/ MATHIAS KLINGLER
                                            ------------------------------------
                                            Name: Mathias Klingler
                                              Title: President and Chief
                                              Operating
                                                 Officer -- Dialysis Systems
                                              Division


                                          FRESENIUS USA, INC. (with
                                          respect only to paragraphs 3
                                          through 9, inclusive)


                                          By: /s/  BEN LIPPS
                                            ------------------------------------
                                            Name: Ben Lipps
                                            Title: President


AGREED

W. R. Grace & Co.


By: /s/  Paul McMahon
    ----------------------------------
    Name: Paul McMahon
    Title: Vice President